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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to Post-Effective Amendment No. 15 pursuant to the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A of Warburg, Pincus Institutional Fund, Inc.
(File No. 33-47880).

         1. The incorporation by reference of our report dated December 19, 1997 on our audit of the financial statements and financial highlights of Warburg, Pincus Institutional Fund, Inc. - Post-Venture Capital Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Value Portfolio, Emerging Markets Portfolio, International Equity Portfolio and Japan Growth Portfolio, which report is included in the Annual Report to Shareholders for the year ended October 31, 1997.

         2. The inclusion of our report dated October 16, 1997 on our audit of the Statement of Assets and Liabilities of Warburg, Pincus Institutional Fund, Inc. - Global Fixed Income Portfolio.

         3. The reference to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accounts and Counsel" in the Statement of Additional Information.




COOPERS & LYBRAND




2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 4, 1998